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                                                                    EXHIBIT 23.1

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

  As independent public accountants, we hereby consent to the application of our report dated June 27, 1997 (except with respect to the matters discussed in the footnote entitled "Subsequent Events" as to which the date is June 10,
1998) included in Manor Care, Inc.'s Form 10-K/A (Amendment No. 1) for the fiscal year ended May 31, 1997, to the supplemental note to the financial statements included therein and labeled "Subsequent Events". It should be noted that we have performed no audit procedures subsequent to June 27 1997, the date of our report, except with respect to the supplemental note as to which the date is June 10, 1998. Furthermore, we have not audited any financial statements of Manor Care, Inc. as of any date or for any period subsequent to May 31, 1997 (the date of audited financial statements included in Manor Care, Inc.'s 1997 Annual Report to Shareholders).


/s/ ARTHUR ANDERSEN LLP

Washington, D.C.
August 3, 1998